                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               _________________



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 JUNE 30, 1996
                                Date of Report
                       (Date of earliest event reported)


                         LANDMARK GRAPHICS CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                    0-17195                 76-0029459
(State of other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)         Identification Number)


                             15150 MEMORIAL DRIVE
                                HOUSTON, TEXAS
                   (Address of principal executive offices)

                                  77079-4304
                                  (Zip Code)

                                (713) 560-1000
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On June 30, 1996, Landmark Graphics Corporation ("Landmark"), Halliburton Company ("Halliburton") and Halliburton Acq. Company ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the parties propose to merge Landmark with and into Merger Sub. As a result of such merger (the "Merger"), Landmark will become a wholly-owned subsidiary of Halliburton. Pursuant to the Merger, each share (other than shares held by Landmark, Halliburton or their respective wholly-owned subsidiaries (which will be cancelled)) of the $0.05 par value per share common stock (the "Landmark Common Stock") of Landmark which is issued and outstanding at the time the Merger becomes effective (the "Effective Time"), will be converted into the right to receive, upon surrender of the underlying certificate(s) representing shares of Landmark Common Stock, whole shares of the $2.50 par value per share common stock ("Halliburton Common Stock") of Halliburton (computed based upon an exchange ratio of 0.574 share of Halliburton Common Stock for each share of Landmark Common Stock) and cash in lieu of fractional shares of Halliburton Common Stock which would otherwise be issuable. Upon surrender of such certificates, Halliburton will also cause to be paid to the holder thereof any dividends or other distributions with both a record date which is subsequent to the Effective Time and a payment date which is prior to the surrender of such certificate(s).

     The Merger was unanimously approved by each party's Board of Directors and by Halliburton (as the sole stockholder of Merger Sub). In the case of Landmark, such approval is subject to the approval of the Merger by the stockholders of Landmark. The Merger is also subject to antitrust review pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The parties anticipate that the Merger will be completed in the fourth quarter of the 1996 calendar year.

     The Merger is intended to qualify as reorganization (within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) and, for financial accounting purposes, the parties intend to account for the Merger as a "pooling of interests."

     The Merger Agreement obligates Landmark to take all actions necessary to promptly convene a special meeting (the "Special Meeting") of its stockholders to consider a proposal to approve the Merger.

     The Merger Agreement may be terminated (i) by the mutual consent of Landmark and Halliburton, (ii) by Landmark, if Halliburton breaches the Merger Agreement and fails to cure such breach, (iii) by Halliburton, if Landmark breaches the Merger Agreement and fails to cure such breach, (iv) by either Landmark or Halliburton, if any order is entered which prevents consummation of the Merger; provided that the party seeking to terminate the Merger Agreement has used reasonable efforts to prevent the entry of such order and to obtain the termination of such order, (v) by either Landmark or Halliburton, if the Merger has not been consummated by

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December 31, 1996; provided, the Merger Agreement may be extended by either
Landmark or Halliburton to a date not later than February 28, 1997, if the failure to consummate the Merger by December 31, 1996 is attributable to the failure to receive all required governmental approvals or as a result of the entry of an order preventing the consummation of the Merger, (vi) by either Landmark or Halliburton, if the stockholders of Landmark do not approve the Merger, (vii) by Halliburton, if (a) the Board of Directors of Landmark withdraws or modifies its recommendation of the Merger in a manner which is materially adverse to Halliburton or resolves to do so or if the Board of Directors of Landmark recommends to the stockholders of Landmark a transaction between a third party and Landmark or any of its subsidiaries which involves a merger, consolidation, share exchange, business combination or similar transaction or the acquisition by such third party of a material equity interest in any voting securities of or a substantial portion of the assets of Landmark or any of its significant subsidiaries (a "Competing Transaction"), (b) a tender or exchange offer for 50% or more of the issued and outstanding Landmark Common Stock is commenced and the Board of Directors of Landmark fails, within 10 days thereafter, to recommend against the acceptance of such offer or to take a position with respect to such offer or (c) any third party acquires or obtains the right to acquire 50% or more of the then issued and outstanding shares of Landmark Common Stock or (viii) by Landmark if it accepts a tender or exchange offer for all of the outstanding capital stock of Landmark, a merger or a sale of all or substantially all of the assets of Landmark on terms with the Board of Directors of Landmark determines to be more favorable to the stockholders of Landmark than is the Merger (a "Superior Proposal") and pays to Halliburton the sum of $18 million.

     Landmark is obligated to pay to Halliburton the sum of $18 million (the "Break-up Fee") under the following circumstances:

     (i) if the Merger Agreement is terminated as a result of the failure of the Merger to be approved by the stockholders of Landmark and, between July 1, 1996 and the date of the Special Meeting (a) Landmark shall have provided information to or entered into negotiations with a third party with respect to a Competing Transaction involving Landmark or its subsidiaries and (b) the Board of Directors of Landmark shall not have re-affirmed its recommendation for the approval of the Merger;

     (ii)  if Halliburton terminates the Merger Agreement pursuant to clauses
(vii) (a) or (b) of the immediately preceding paragraph;

     (iii) if Landmark terminates the Merger Agreement pursuant to clause (viii) of the immediately preceding paragraph;

     (iv) if within 12 months after the termination of the Merger Agreement any third party acquires 50% or more of the issued and outstanding Landmark Common Stock and (a) the value of the consideration received by the stockholders of Landmark (on a per share basis) pursuant to such transaction is greater than the value of the consideration to be received by the stockholders of Landmark (on a per share basis) pursuant to the Merger or (b) such transaction shall be on more favorable terms to the stockholders of Landmark than is the Merger; or

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     (v)  if (a) Halliburton terminates the Merger Agreement as a result of the intentional or willful breach of the Merger Agreement by Landmark and (b) either
(x) within 12 months after such termination Landmark enters into an agreement providing for a business combination with a third party (to which Landmark has provided information regarding a business combination or commenced negotiations with respect to a business combination during the period commencing January 1, 1995 and ending on the date of the termination of the Merger Agreement) which contemplates the payment to Landmark or its stockholders of consideration having a higher value than the consideration payable to the stockholders of Landmark pursuant to the Merger Agreement or such transaction is on more favorable terms to the stockholders of Landmark than is the Merger or (y) within 12 months following the termination of the Merger Agreement any third party acquires 50% or more of the issued and outstanding Landmark Common Stock pursuant to a transaction in which the stockholders of Landmark receive higher consideration per share than the consideration per share to be received by such stockholders pursuant to the Merger or such transaction is on more favorable terms to the stockholders of Landmark than is the Merger. For purposes of the Merger Agreement, the consideration per share to be received by the stockholders of Landmark will be deemed to be $31.857.

     Simultaneously with the execution and delivery of the Merger Agreement, Landmark and Halliburton executed and delivered a Stock Option Agreement (herein so called) pursuant to which, Landmark granted Halliburton an option (the "Option") to purchase up to such number of shares ("Option Shares") of Landmark Common Stock as is equal to 15% of the then issued and outstanding shares of Landmark Common Stock at a price of $31.857 per share. The Option first becomes exercisable upon the occurrence of an Exercise Event (as hereinafter defined). Subject to the expiration of the Option, the Stock Option Agreement also grants Halliburton the right to require, upon the occurrence of Repurchase Event (as hereinafter defined), Landmark to repurchase the Option and the Option Shares purchased pursuant to the Stock Option Agreement which are then owned by Halliburton at a price equal to the sum of (a) the aggregate price paid by Halliburton for Option Shares then owned by Halliburton and (b) the excess of the Applicable Price (as hereinafter defined) over the Exercise Price multiplied by the number of Option Shares not yet issued upon exercise of the Option; provided that Halliburton may not exercise such right in a manner that would result in the cash payment to Halliburton of an aggregate amount in excess of $24 million, including any Break-up Fee paid by Landmark. As used herein, the term "Exercise Event" will be deemed to mean (i) any third party shall have commenced or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to acquire 25% or more of the then outstanding shares of Landmark Common Stock,
(ii) Landmark or any of its subsidiaries shall have recommended or announced an intention to recommend approval of or entered into an agreement with a third party to (a) effect a merger, consolidation, share exchange or similar transaction involving Landmark or any of its significant subsidiaries, (b) sell, lease or otherwise dispose of assets of Landmark or its subsidiaries representing 15% or more of the consolidated assets of Landmark and its subsidiaries or (c) issue, sell or otherwise dispose of securities representing 15% or more of the voting power of Landmark or any of its significant subsidiaries, (iii) any third party acquires or obtains the right to acquire 25% or more of the then outstanding Landmark Common Stock or (iv) the stockholders of Landmark do not approve the Merger at the Special Meeting

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or the Special Meeting is not held and prior to such time (a) a third party shall have publicly announced a proposal to engage in any transaction described in clauses (i), (ii) or (iii) of this sentence or (b) the Board of Directors of Landmark has withdrawn or modified its recommendation that the stockholders of Landmark approve the Merger. As used herein, the term Repurchase Event will be deemed to mean any event specified in clauses (ii), (iii) or (iv) of the immediately preceding sentence. As used herein, the term Applicable Price will be deemed to mean the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Landmark Common Stock prior to the date (the "Request Date") at which Halliburton exercises its right to require that Landmark repurchase the Option and the Option Shares, (ii) the price per share to be paid by any third party for shares of Landmark Common Stock pursuant to any merger or other business combination transaction entered into by Landmark prior to the Request Date or (iii) the highest closing sales price per share of Landmark Common Stock quoted on the National Market System (the "National Market System") of the National Association of Securities Dealers, Inc. during the 60 business days preceding the Request Date.

     The Stock Option Agreement also grants (i) Halliburton the right to require that Landmark register (under the Securities Act) the re-offer and sale of the Option Shares by Halliburton, (ii) Landmark a "right of first refusal" with respect to certain sales by Halliburton of the Option Shares, and (iii) Landmark the right to require Halliburton to sell to Landmark (subject to Halliburton's right to complete a sale of the Option and/or the Option Shares to a third party in compliance with Landmark's right of first refusal with respect to any such sale) any Option Shares acquired by Halliburton and held by Halliburton at such time. The price per share at which Landmark has the right to repurchase Option Shares from Halliburton is equal to the greater of (i) the Exercise Price or
(ii) the average closing price of the Landmark Common Stock on the National Market System during the 10 business days immediately preceding the exercise of such right by Landmark.

     Pursuant to a Voting Agreement (herein so called) by and among Mr. S. Rutt Bridges, Ms. Barbara Ann Bridges and Halliburton, Mr. Bridges and Ms. Bridges have agreed to (i) vote the 1,971,263 shares (the "Bridges Shares") of Landmark Common Stock owned by them in favor of the approval of the Merger, (ii) vote against approval of any competing proposal to acquire Landmark or its assets,
(iii) refrain from selling, pledging, assigning or otherwise transferring any of the Bridges Shares to any person or entity which is not a party to the Voting Agreement, (iv) refrain from granting any person or entity other than Halliburton a proxy with respect to the Bridges Shares and (v) revoke any prior proxy granted with respect to the Bridges Shares.

     The foregoing description of the Merger Agreement, Stock Option Agreement and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such agreements which are attached hereto as exhibits.

     To facilitate the consummation of the Merger, the Board of Directors of Landmark has amended that certain Rights Agreement, dated September 1, 1995, by and between Landmark and Chemical Bank, as agent, to exempt the Merger from the provisions of the Rights Agreement.

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     Landmark, Halliburton and Electronic Data Systems Corporation have announced their intention to form an alliance to develop a worldwide distributed data management capability that integrates all information associated with the oil field lifecycle.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            None

     (b) PRO FORMA FINANCIAL INFORMATION.

            None

     (c)  EXHIBITS.

            EXHIBIT 2.1   Agreement and Plan of Merger, dated June 30, 1996, by
            -----------
                          and among, Landmark Graphics Corporation, Halliburton Company and Halliburton Acq. Company.

            EXHIBIT 99.1  Stock Option Agreement, dated June 30, 1996, by and
            ------------
                          among Landmark Graphics Corporation and Halliburton Company.

            EXHIBIT 99.2  Voting Agreement, dated June 30, 1996, by and among
            ------------
                          Halliburton Company, S. Rutt Bridges and Barbara Ann Bridges.

            EXHIBIT 99.3  First Amendment to Rights Agreement, dated June 30,
            ------------
                          1996, by and between Landmark Graphics Corporation and Chemical Bank.

                  SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

     Certain of the information contained herein may be deemed to be forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, without limitation, any implied representation that the Merger will be consummated or that the strategic alliance (the "Strategic Alliance") among Halliburton, Landmark and Electronic Data Systems Corporation will be formed and any estimate of the date on which the Merger will be consummated. Such statements are qualified by the following disclaimers:

     Consummation of the Merger is subject to a number of conditions precedent, including, without limitation, receipt of the requisite approval of the stockholders of Landmark, no governmental action which would make the consummation of the Merger illegal, the Merger qualifying for treatment as a "pooling of interests" for financial accounting purposes, the continued accuracy of each party's respective representations and warranties, the performance by each party of its respective covenants, the listing of the shares of Halliburton Common Stock to be issued in the Merger on the New York Stock Exchange and the receipt of various opinions from the parties' financial and legal advisors. Not all of such conditions are within the control of Landmark. Accordingly, there can be no assurance that such conditions will be satisfied or waived or that the Merger will be consummated.

     Negotiations relating to the formation of the Strategic Alliance have not yet been completed. Accordingly, no assurance can be given that the Strategic Alliance will be formed or that, if formed, the Strategic Alliance will be successful.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LANDMARK GRAPHICS CORPORATION


                                          By: /s/ William H. Seippel
                                             ---------------------------------
                                          Name: William H. Seippel
                                               -------------------------------

                                          Title: Vice President, Finance and
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)
                                                ------------------------------

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